UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2014

INTERNATIONAL FLAVORS & FRAGRANCES INC.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4858	13-1432060
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 West 57th Street New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 765-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 4, 2014, International Flavors & Fragrances Inc. (the “Company”) and certain of its subsidiaries amended the Company’s existing credit agreement with Citibank, N.A., as administrative agent, to, among other things (i) modify the available tranches of the revolving loan facility provided under the credit agreement (the “Facility”), (ii) reduce the applicable margin on the interest rate on advances under the Facility to 0.0% to 0.750% for base rate advances and 0.750% to 1.750% for Eurocurrency rate advances, depending on the Company’s public debt rating, and (iii) extend the maturity date of the Facility until April 4, 2019. Tranche A of the Facility is available to borrowers in U.S. dollars, euros, Swiss francs, Japanese yen and British sterling in an aggregate amount up to an equivalent of approximately $456 million, with a sublimit of $25 million for swing line borrowings. Tranche B of the Facility is available to borrowers in euros, Swiss francs, Japanese yen and British sterling in an aggregate amount up to an equivalent of approximately $494 million, with sublimits of €50 million and $25 million for swing line borrowings.

The amendments were made pursuant to the Credit Agreement, dated as of November 9, 2011 and amended and restated as of April 4, 2014, among the Company, certain of its subsidiaries, the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A. as administrative agent (the “Amended Credit Agreement”).

The lenders and other financial institutions that are party to the Amended Credit Agreement and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursements or other payments.

The foregoing description of the Amended Credit Agreement is qualified in its entirety by the copy thereof which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Amended Credit Agreement is incorporated by reference in this Item 2.03 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Credit Agreement, dated as of November 9, 2011, Amended and Restated as of April 4, 2014, among International Flavors & Fragrances Inc., International Flavors & Fragrances (Luxembourg) S.à r.l., International Flavors & Fragrances (Nederland) Holding B.V., International Flavors & Fragrances I.F.F. (Nederland) B.V., IFF Worldwide (Gibraltar) Limited and IFF Aroma Esans Sanayi Ve Ticaret Anonim Sirketi, as borrowers, the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A. as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FLAVORS & FRAGRANCES INC.

	By:	/s/ Richard O’Leary
	Name:	Richard O’Leary
	Title:	Vice President and Controller
Date: April 8, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of November 9, 2011, Amended and Restated as of April 4, 2014, among International Flavors & Fragrances Inc., International Flavors & Fragrances (Luxembourg) S.à r.l., International Flavors & Fragrances (Nederland) Holding B.V., International Flavors & Fragrances I.F.F. (Nederland) B.V., IFF Worldwide (Gibraltar) Limited and IFF Aroma Esans Sanayi Ve Ticaret Anonim Sirketi, as borrowers, the banks, financial institutions and other institutional lenders party thereto, and Citibank, N.A. as administrative agent.